EXHIBIT 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of QLT Inc. (the “Company”), on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Dr. Geoffrey F. Cox, Interim Chief Executive Officer and acting principal executive officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: February 26, 2015

/s/ Dr. Geoffrey F. Cox
Dr. Geoffrey F. Cox
Interim Chief Executive Officer
(Principal Executive Officer)
QLT Inc.